Exhibit 24

Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver BC Canada, on October 16, 2009.

SILVERCORP METALS INC.
Registrant

By:	/s/Lorne Waldman
Lorne Waldman
Corporate Secretary

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Rui Feng and Lorne Waldman his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Dr. Rui Feng Dr. Rui Feng	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	October 16, 2009
/s/ Maria Tang Maria Tang	Chief Financial Officer (Principal Financial and Accounting Officer)	October 16, 2009
/s/ Myles Gao Myles Gao	Director	October 16, 2009
/s/ S. Paul Simpson S. Paul Simpson	Director	October 16, 2009
/s/ Greg Hall Greg Hall	Director	October 16, 2009
/s/ Earl Drake Earl Drake	Director	October 16, 2009
/s/ Yikang Liu Yikang Liu	Director	October 16, 2009
/s/ Robert Gayton Robert Gayton	Director	October 16, 2009

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, in the capacity of duly authorized representative of Silvercorp Metals Inc. in the United States, in Boston, Massachusetts on this 16th day of October, 2009.

Greenberg Traurig LLP

By: /s/ Jonathan C. Guest

Name:  Jonathan C. Guest